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                                                                  EXHIBIT 16.1



                [FARMER, FUQUA, HUNT & MUNSELLE, P.C. LETTERHEAD]





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

         We have read and agree with the comments in Item 4 of Form 8-K of StarNet Financial, Inc., dated as of June 1, 2000.


/FARMER, FUQUA, HUNT & MUNSELLE, P.C./

Dallas, Texas
June 14, 2000